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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-178698 on Form S-8 of our reports dated March 26, 2014, relating to the consolidated financial statements and financial statement schedules of Mattress Firm Holding Corp. and subsidiaries, and the effectiveness of Mattress Firm Holding Corp.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Mattress Firm Holding Corp. and subsidiaries for the year ended January 28, 2014.

/s/ DELOITTE & TOUCHE LLP

March 26, 2014
Houston, Texas

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM